                         AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of October 16, 1997, by and among BTR plc, an English public limited company ("Parent"), BTR Acquisition Corporation, a Delaware corporation and a subsidiary of Parent (the "Purchaser"), and Exide Electronics Group, Inc., a Delaware corporation (the "Company").

                  WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, Parent has requested that the Company approve, and the Company has approved, the Parent entering into Stockholder Agreements, dated the date hereof, with certain holders of capital stock of the Company (the "Stockholder Agreements");

                  WHEREAS, the Board of Directors of the Company has approved the foregoing agreements and the transactions contemplated thereby;

                  WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase (i) all of the shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares" or "Shares") (including the associated Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement dated as of November 25, 1992 between the Company and First Union National Bank of North Carolina, as Rights Agent, as amended (the "Rights Agreement")) at a price per Common Share of $29.00 net to the Seller in cash (such price, as it may hereafter be increased, the "Common Share Offer Price") and (ii) all of the warrants (the "Warrants", which Warrants together with the Shares are hereinafter defined as the "Securities") to purchase Shares pursuant to the Warrant Agreement (the "Warrant Agreement"), dated as of March 13, 1996, by and between the Company and Firststar Trust Company, formerly named American Bank National Association, as warrant agent, at a price per Common Share purchasable upon exercise of such Warrant of $15.525 net to the seller in cash (such price, as it may hereafter be increased, the "Warrant Offer Price" and, together with the Common Share Offer Price, the "Securities Offer Prices"), in each case, upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of the Company (the

"Board") has unanimously approved this Agreement, the Offer and the Merger (as hereinafter defined), has determined that the Offer and the Merger are fair and in the best interests of the Company's shareholders (the "Shareholders") and is recommending that the Shareholders accept the Offer and tender all their Shares and adopt and approve the Merger Agreement;


                  WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth below (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Security not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Securities Offer Price applicable thereto in cash;

                  WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:


                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01 The Offer.

                           (a)      So long as none of the events set forth in
clauses (a) through (i) of Annex I hereto (as hereinafter provided) shall have occurred or exist, the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as promptly as practicable after the date hereof, but in any event not later than October 22, 1997, the Offer for all outstanding Securities at the Securities Offer Price applicable to such Securities, net to the seller in cash. The initial expiration date for the Offer shall be the twentieth business day from and after the date the Offer is commenced, including the date of commencement as the first business day in accordance with Rule 14d-2 under the Exchange Act (the "Initial Expiration Date"). As promptly as practicable, the

Purchaser shall file with the Securities and Exchange Commission (the "SEC") the Purchaser's Tender Offer Statement on Schedule 14D-1 (together with any supplements or amendments thereto, the "Offer Documents"), which shall contain (as an exhibit thereto) the Purchaser's Offer to Purchase (the "Offer to Purchase") which shall be mailed to the holders of Securities with respect to the Offer. The obligation of Parent to accept for payment or pay for any Securities tendered pursuant to the Offer will be subject only to the satisfaction or waiver (which waiver is restricted only to the extent set forth in the next succeeding sentence) of the conditions set forth in Annex I hereto. Without the prior written consent of the Company, the Purchaser shall not decrease the price per Security or change the form of consideration payable in the Offer, decrease the number of Shares or Warrants sought to be purchased in the Offer, change the conditions set forth in Annex I, waive or reduce the Minimum Condition (as defined in Annex I) to lower than fifty percent of the fully diluted Common Shares, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of any Securities, provided, however, that if all of the conditions to the Offer are then satisfied or waived, the Parent, in order to permit the Merger to become effective without a meeting of Shareholders in accordance with Section 253 of the GCL, shall have the right (i) to extend the Offer for a period or periods aggregating up to ten business days from the then effective Expiration Date; provided, that prior to any such extensions referred to in this clause (i), Parent and the Purchaser shall deliver to the Company a written notice that all conditions set forth on Annex I hereto are permanently deemed to be satisfied except for a failure of the Minimum Condition to occur or any other such conditions the failure of which to be satisfied results from an intentional breach hereof by the Company, and (ii) thereafter to extend the Offer with the prior written consent of the Company; and provided further that Parent may extend the Offer to the extent required by law or regulation. Subject to the terms of the Offer and this Agreement and the satisfaction or waiver (which waiver is restricted only to the extent set forth in the immediately preceding sentence) of all the conditions of the Offer set forth in Annex I hereto as of any expiration date, Parent will accept for payment and pay for all Securities validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such expiration date of the Offer. Subject to Section 8.01, if the conditions set forth in Annex I hereto are not satisfied or, waived by the Parent, as of the Initial Expiration Date (or any subsequently scheduled expiration date), Parent will extend the Offer from time to time for the shortest time periods which it reasonably believes are necessary until the consummation of the Offer. Each of Parent and the Purchaser shall use its reasonable best efforts to avoid the occurrence of any event specified in Annex I or to cure any such event that shall have occurred.

                           (b)      The Offer Documents will comply in all
material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to Shareholders, in each case as and to the extent required by applicable federal securities laws.


                  SECTION 1.02 Company Actions.

                           (a)      The Company shall promptly file with the SEC
and mail to the holders of Securities a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9"). The Schedule 14D-9 will set forth, and the Company hereby represents, that the Board, at a meeting duly called and held, has (i) determined that the Offer and the Merger are fair to and in the best interests of the Company and its Shareholders, (ii) approved the Offer and the Merger in accordance with Section 203 of the GCL, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of the Merger and this Agreement by the Company's Shareholders (in accordance with the requirements of the Company's certificate of incorporation and of applicable law); provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Board determines reasonably and in good faith that it is necessary under applicable law to do so in the exercise of its fiduciary obligations after being advised with respect thereto by outside counsel.

                           (b)      The Schedule 14D-9 will comply in all
material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Parent or Purchaser in writing for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the Shareholders, in each case as and to the extent required by applicable federal securities law.

                           (c)      In connection with the Offer, the Company
will furnish the Purchaser with such information and assistance as the Purchaser or its agents or representatives may reasonably request in connection with communicating the Offer to the record and beneficial holders of the Securities, including, without limitation, its stockholders list, security position listings and non-objecting beneficial owners list.

                  SECTION 1.03  Directors.

                           (a)      Subject to compliance with applicable law,
promptly upon the payment by the Purchaser for Securities pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of Shares then outstanding, and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided, however, that prior to the Effective Time (as defined in Section 2.02), the Board shall always have at least three members who are neither officers, directors, stockholders or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). If the number of directors who are not Purchaser Insiders is reduced below three for any reason prior to the Effective Time, the remaining directors who are not Purchaser Insiders (or if there is only one director who is not a Purchaser Insider, the remaining director who is not a Purchaser Insider) shall be entitled to designate a person (or persons) to fill such vacancy (or vacancies) who is not an officer, director, stockholder or designee of the Purchaser or any of its affiliates and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

                           (b)      The Company's obligations to appoint
Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03. Parent will supply any information with respect to itself and its officers, directors and affiliates required by such Section and Rule to the Company.

                           (c)      From and after the election or appointment
of Parent's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, or any other action taken by the Board in connection with this Agreement, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders.


                                                ARTICLE II

                                                THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time (as defined in Section 2.02) the Purchaser shall be merged with and into the

Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the option of Parent and provided that such amendment does not delay the Effective Time, the Merger may be structured so that, and this

Agreement shall thereupon be amended to provide that, the Company shall be merged with and into the Purchaser or another direct or indirect wholly-owned subsidiary of Parent, with the Purchaser or such other subsidiary of Parent continuing as the Surviving Corporation; provided, however, that the Company shall be deemed not to have breached any of its representations and warranties herein if and to the extent such breach would have been attributable to such election.

                  SECTION 2.02 Effective Time; Closing. As soon as practicable after the satisfaction or waiver of either the Second Step Conditions or the One-Step Conditions described in Article VII hereof, the Company shall execute in the manner required by the GCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, or, if permitted, a certificate of ownership and merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

                  SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the GCL.

                  SECTION 2.04 Certificate of Incorporation and By-Laws of the Surviving Corporation.

                           (a)      The certificate of incorporation of the
Company (or such other subsidiary of Parent if Parent exercises its option pursuant to the last sentence of Section 2.01 hereof), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

                           (b)      Subject to the provisions of Section 6.07 of
this Agreement, the by-laws of the Purchaser in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

                  SECTION 2.05 Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                  SECTION 2.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                  SECTION 2.07 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (a) each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in Section 3.01)) shall be converted into the right to receive in cash the Securities Offer Price applicable thereto (the "Merger Price"), and (b) in accordance with Section 14(m) of the Warrant Agreement, (i) the Warrant Agreement and each of the Warrants, if any, which has not been purchased by Parent in the Offer shall terminate and (ii) each holder of a Warrant, if any, which has not been purchased by Parent in the Offer, without having to take any other action than the surrendering of such Warrant to the Surviving Corporation, shall receive in respect of each Common Share that may have been acquired upon exercise of such Warrant an amount (the "Warrant Spread Amount") equal to the amount (if any) by which the Merger Price applicable to one Common Share exceeds the exercise price per share of such Warrant pursuant to the Warrant Agreement, in each case, payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Security.

                  SECTION 2.08 Conversion of Purchaser Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the number of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Surviving Corporation equal to the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time.

                  SECTION 2.09  Company Option Plans.

                           (a)      Parent and the Company shall take all
actions
necessary so that, immediately prior to the earlier of (1) the acceptance for payment and purchase of Securities by the Purchaser pursuant to the Offer and
(2) the Effective Time, (A) each outstanding option to purchase Common Shares (an "Option") granted under the Company's 1995 Employee Stock Option and Restricted Stock Plan, 1995 Directors Plan, 1989 Stock Option Plan and Non-Employee Directors Stock Option Plan (collectively, the "Option Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested, (B) each Option which is then outstanding shall be cancelled and (C) in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, immediately following consummation of the Offer, the Company shall pay to such holders of Options an amount in respect thereof equal to the product of (1) the excess of the Merger Price over the exercise price thereof and (2) the number of Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the foregoing shall be subject to the obtaining of any necessary consents of holders of Options, it being agreed that the Company and Parent will use their reasonable best efforts to obtain any such consents.

                           (b)      Parent and the Company shall take all
actions necessary so that, immediately prior to the Effective Time, each outstanding right to purchase Common Shares (an "ESPP Option") granted under the Company's Employee Stock Purchase Plan, as amended ("ESPP"), shall be cancelled and in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such ESPP Option otherwise agree, immediately prior to the Effective Time, the Company shall pay to such holders of ESPP Options an amount in respect thereof equal to the product of (A) the excess of the Merger Price over the Offering Price (as defined in the ESPP) thereof and (B) the number of Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the foregoing shall be subject to the obtaining of any necessary consents of holders of ESPP Options, it being agreed that the Company and Parent will use their reasonable best efforts to obtain any such consents and to terminate the ESPP in connection therewith. The number of shares subject to an ESPP Option immediately prior to the Effective Time shall be deemed to equal that number of Common Shares that would be purchased on the last day of the then-current Purchase Period (as defined in the ESPP) assuming that they were purchased at the Offering Price and that the holder of such ESPP Option did not exercise his or her right to withdraw from participation in the ESPP after the Effective Time.

                  SECTION 2.10 Shareholders' Meeting.

                           (a)      If required by the Company's certificate of
incorporation and/or applicable law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law:

                                    (i)     duly call, give notice of, convene
and hold a special meeting of its Shareholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Securities by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                                   (ii)     prepare and file with the SEC a
preliminary proxy statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its Shareholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its Shareholders; and

                                  (iii)     subject to the fiduciary obligations
of the Board under applicable law as advised by outside counsel, include in the Proxy Statement the recommendation of the Board that Shareholders vote in favor of the approval of the Merger and the adoption of this Agreement.

                           (b)      Parent agrees that it will vote, or cause to
be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

                  SECTION 2.11 Merger Without Meeting of Shareholders. Notwithstanding Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each outstanding class of capital stock of the Company pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Securities by the Purchaser pursuant to the Offer without a meeting of Shareholders, in accordance with Section 253 of the GCL.

                  SECTION 2.12 Earliest Consummation. Each party hereto shall use its reasonable best efforts to consummate the Merger as soon as practicable. If the conditions set forth in Annex I hereto are satisfied, or (subject to the fifth sentence of Section 1.01(a)), waived, the Purchaser shall consummate the Offer and accept for payment Securities tendered therein and thereafter effectuate the Merger subject to the proviso in the fourth sentence of Section 1.01(a); provided, that if the conditions set forth in Annex II hereto are satisfied prior to the satisfaction of the conditions set forth in Annex I hereto, the parties shall consummate the Merger as promptly as practicable.


                                                ARTICLE III

                            DISSENTING SHARES; PAYMENT FOR SHARES AND WARRANTS

                  SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the GCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price as provided in Section 2.07, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the GCL. If, after the Effective

Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price, if any, to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                  SECTION 3.02 Payment for Securities.

                           (a)      From and after the Effective Time, a bank or
trust company mutually acceptable to Parent and the Company

(pursuant to an agreement satisfactory to Parent and the Company) shall act as paying agent (the "Paying Agent") in effecting the payment of (i) the Merger Price in respect of certificates (the "Share Certificates") that, prior to the Effective Time, represented Shares entitled to payment of the Merger Price pursuant to Section 2.07, and (ii) the applicable consideration in respect of certificates (the "Warrant Certificates" and, together with the Share Certificates, the "Certificates") that, prior to the Effective Time, represented Warrants entitled to payment therefor pursuant to Section 2.07. At the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price and Warrant Spread Amount to which holders of Securities shall be entitled at the Effective Time pursuant to
Section 2.07. The funds so deposited shall be invested by the Paying Agent as directed by Parent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers, acceptances of commercial banks with capital exceeding $100 million, in each case with maturities not exceeding seven days. All earnings thereon shall inure to the benefit of the Surviving Corporation.

                           (b)      Promptly after the Effective Time, the
Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Securities (other than Share Certificates representing Dissenting Shares and Certificates representing Securities held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the aggregate Merger Price or aggregate Warrant Spread Amount, as applicable, in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate (i) in respect of Shares, the Merger Price multiplied by the number of Shares formerly represented by such Certificate, and (ii) in respect of Warrants, the Warrant Spread Amount multiplied by the number of shares of Common Stock that may have been acquired upon exercise of the Warrant formerly represented by such Certificate, in each case in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Share Certificates representing Dissenting Shares and Certificates representing Securities held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price or the aggregate Warrant Spread Amount, as applicable, relating thereto. No interest or dividends shall be paid or accrued on the Merger Price or the Warrant Spread Amount, as applicable. If the Merger Price (or any portion thereof) or the Warrant Spread Amount (or any portion thereof), as applicable, is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares or Warrants surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price or the Warrant Spread Amount, as applicable, that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Certificates shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price or the Warrant Spread Amount, as applicable, to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                           (c)      Promptly following the date which is 90 days
after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Security may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price or Warrant Spread Amount, as applicable, relating thereto, without any interest or dividends thereon.

                           (d)      After the Effective Time, there shall be no
transfers on the stock transfer books of the Surviving Corporation of any Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Securities are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price or Warrant Spread Amount, as applicable, relating thereto, as provided in this Article III, subject to applicable law in the case of Dissenting Shares.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser that except (I) as specifically set forth in the SEC Reports (as defined below) and (II) as set forth in the section of the Company Disclosure Statement corresponding to the section of this Article IV (or any other section of such Company Disclosure Statement so long as it is reasonably evident from the matters disclosed on such schedule that they are or should be applicable to another section hereof or of the Company Disclosure Statement) delivered to Parent or the Purchaser prior to the execution hereof (the "Company Disclosure Statement"), provided that the exception set forth in clause (I) shall not be deemed in any way to apply to the representations and warranties covered by Sections 4.01, 4.03, 4.04, 4.06, 4.07, 4.17 or 4.18, to the first sentence of
Section 4.13 or to the definition of Material Adverse Effect on the Company:

                  SECTION 4.01 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its Subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failures to have such power or authority, or the failures to be so qualified, licensed or in good standing, individually, and in the aggregate, would not have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company", as used in this Agreement, means any change in or effect on the business, results of operations, assets or condition (financial or otherwise) of the Company or any of its Subsidiaries that is materially adverse to the Company and its Subsidiaries taken as a whole except for any change or effect resulting from general economic or financial market conditions.

                  SECTION 4.02 Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of the certificate of incorporation and the by-laws, each as amended to the date hereof, of the Company.

                  SECTION 4.03 Capitalization. The authorized capital stock of the Company consists of 30,000,000 Common Shares and 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of the close of business on October 15, 1997, there were 1,000,000 shares of Series G Convertible Preferred Stock, par value $.01 per share, of the Company (the

"Series G Shares") issued and outstanding (on which dividends in arrears aggregated $1,272,049 as of such date), and the Company had no other shares of Preferred Stock issued or outstanding. As of the close of business on October 15, 1997, there were 10,745,802 Common Shares issued, of which 322,462 were owned by the Company or a wholly owned Subsidiary of the Company. The Company has no shares of capital stock reserved for issuance, except that, as of October 15, 1997, there were (i) 894,502 Common Shares reserved for issuance pursuant to Options outstanding on the date hereof pursuant to the Option Plans, (ii) 200,000 shares of Series F Preferred Stock reserved for issuance upon exercise of the Rights, (iii) 309,283 Common Shares reserved for issuance upon exercise of Warrants pursuant to the Warrant Agreement, (iv) 243,594 Common Shares reserved for issuance upon exercise of ESPP rights (of which approximately 89,000 would be issued if there were an issuance as of September 30, 1997) and
(v) 1,000,000 Common Shares reserved for issuance upon conversion of the Series G Shares. Since October 15, 1997, the Company has not issued any shares of capital stock except pursuant to the exercise of Options, ESPP Options or Warrants or conversion of Series G Shares, in each case, outstanding as of such date and in accordance with their terms. All the outstanding Series G Shares and Common Sharesare, and all Common Shares which may be issued pursuant to the exercise of outstanding Options and Warrants and the conversion of Series G Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. Except as set forth in this
Section 4.03, except pursuant to the Company's Employee Stock Purchase Plan and except for the Merger, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except (i) as contemplated by the Merger contemplated by this Agreement or the Rights Agreement, (ii) the Warrants and the Series G Shares, and (iii) the Company's obligations under the Option Plans, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries (within the meaning of Regulation S-X under the Exchange Act) is duly authorized, validly issued, fully paid and nonassessable, and such shares of the Company's Significant Subsidiaries as are owned by the Company or by a subsidiary of the Company are owned in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"), except for those which are immaterial. Section 4.03 of the Company Disclosure Statement contains a complete list as of the date hereof of each Significant Subsidiary of the Company and sets forth with respect to each of the Company's Significant Subsidiaries its name and jurisdiction of organization and, with respect to each Significant Subsidiary of the Company that is not wholly owned by the Company or another Subsidiary, the percentage of shares of capital stock or share capital owned by the Company or a Subsidiary.

                  SECTION 4.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Shares to the extent required by the Company's certificate of incorporation and by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The Board of Directors of the Company has, by a unanimous vote at a meeting of such Board duly held on October 15, 1997, approved and adopted this Agreement, the Offer, the Merger, the Stockholder Agreements and the other transactions contemplated hereby and thereby, determined that the Securities Offer Price to be received by the holders of Securities pursuant to the Offer and the Merger is fair to the holders of the Securities and recommended that the holders of Securities approve and adopt this Agreement, the Merger and the other transactions contemplated hereby and tender their Securities pursuant to the Offer.

                  SECTION 4.05  No Conflict; Required Filings and Consents.

                           (a)      None of the execution and delivery of this
Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any Lien on any of the property or assets of the Company or any of its subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clauses (ii) or (iii) for any such Violations which, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                           (b)      None of the execution and delivery of this
Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) applicable state takeover and environmental statutes, (iv) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any requirements of any foreign or supranational Antitrust Laws (as hereinafter defined) and (v) Consents the failure of which to obtain or make, individually and in the aggregate, would not have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

                  SECTION 4.06 SEC Reports and Financial Statements.

                           (a)      The Company has filed with the SEC all
forms, reports, schedules, registration statements and definitive proxy statements required to be filed by the Company with the SEC since September 30, 1996 until the date hereof (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (b)      The consolidated balance sheets as of
September 30, 1996 and 1995 and the related consolidated statements of income, common shareholders' equity and cash flows for each of the three years in the period ended September 30, 1996 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K for the year ended

September 30, 1996 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including the related notes.

                           (c)      The consolidated balance sheets and the
related statements of income and cash flows (including in each case the related notes thereto) of the Company contained in the Forms 10-Q for the periods ended June 30, 1997 and March 31, 1997 and December 31, 1996 included in the SEC Reports (collectively, the Quarterly Financial Statements) have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statements reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly and do present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company for all periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including the related notes.

                           (d)      The Company and its Subsidiaries have no
liabilities or obligations of any nature (whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise) except for liabilities or obligations (i) reflected or reserved against on the balance sheet as at June 30, 1997 (including the notes thereto) included in the Quarterly Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since such date, or (iii) which, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                  SECTION 4.07 Information. None of the information supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Proxy Statement or (iv) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to Shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the

Proxy Statement.

                  SECTION 4.08 Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  SECTION 4.09 Compliance with Applicable Laws. To the best knowledge of the Company, the Company and its subsidiaries are in compliance with all laws, regulations and orders (except with respect to environmental matters) of any Governmental Entity applicable to it or such subsidiaries, except for such failures so to comply which, individually and in the aggregate, would not have a Material Adverse Effect on the Company. To the best knowledge of the Company, the business operations of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  SECTION 4.10  Employee Benefit Plans.

                           (a)  Section 4.10 of the Company Disclosure Statement
includes a complete list of all material bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance, incentive, or other employee benefit plans, programs and agreements providing benefits to any employee or former employee of the Company and its subsidiaries sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute (collectively, the "Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                           (b)      With respect to each Plan, the Company has
made available to Parent a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any.

                           (c)      The Company and each of its subsidiaries has
complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter, and to the knowledge of the Company nothing has occurred at the date hereof that would reasonably be expected to cause the loss of such qualification.

                           (d)      All contributions required to be made to any
Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

                           (e)      No Plan is subject to Title IV or Section
302 of ERISA or Section 412 or 4971 of the Code. There does not now exist, nor do any circumstances exist that could result in, any liability under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, that would be a liability of the Company or any of its subsidiaries following the Closing.

                           (f)      Except as provided in Section 2.09 hereof,
or as set forth in Section 4.10 of the Company Disclosure Statement, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of the Company or any of its subsidiaries.

                           (g)      There are no pending actions, claims or
lawsuits which have been asserted, instituted or, to the knowledge of the Company, threatened in connection with any of the Plans (other than routine claims for benefits).

                           (h)      The Company has terminated its Severance
Compensation Plan After Change of Control adopted in 1989 and no employee of the Company or any of its Subsidiaries has any rights thereunder.

                  SECTION 4.11 Intellectual Property.


                           (a)  Except as would not, individually and in the
aggregate, have a Material Adverse Effect on the Company, (i) the Company and each of its Subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, including the items listed in Section 4.11 of the Company Disclosure Statement, (ii) no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries.

                           (b)      For purposes of this Agreement,
"Intellectual Property" shall mean patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

                  SECTION 4.12 Environmental Matters. Except for the matters described in the reports set forth on Section 4.12 of the Company Disclosure Statement or except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) to the knowledge of the Company, no real property currently or formerly owned or operated by the Company or any current subsidiary thereof has been contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring investigation, removal, corrective action, or remediation, or that could be reasonably likely to result in liability of, or costs to, the Company or any of its Subsidiaries, under any Environmental Law,
(ii) no judicial or administrative proceeding is pending or to the knowledge of the Company threatened relating to liability for any off-site disposal or contamination, (iii) there is currently no civil, criminal, or administrative action, suit, demand, hearing, notice of violation, investigation, notice or demand letter, or request for information pending, or to the knowledge of the Company, threatened, under any Environmental Law against the Company or any of its Subsidiaries, the Company and its subsidiaries have not received in writing any claims or notices alleging liability under any Environmental Law, and the Company has no knowledge of any circumstances that would reasonably be expected to result in such claims (iv) the Company and each of its Subsidiaries are currently in compliance, and within the period of applicable statutes of limitation, have complied, with all applicable Environmental Laws, and (v) no property or facility currently or, to the Company's knowledge as of the date hereof, formerly owned or operated by the Company or any of its subsidiaries is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response,

Compensation & Liability Act, as amended, or on any comparable state or foreign list established under any Environmental Law. "Environmental Law" means any applicable (in the United States, Finland or Mexico) federal, national, state or local law, regulation, order, decree or judicial opinion, agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substances, pollution, human health and safety or the protection of the environment. "Hazardous Substance" means any pollutant, contaminant or toxic or hazardous substance or constituent that is defined or regulated by or under authority of any Environmental Law, including without limitation any petroleum products, asbestos or polychlorinated biphenyls, and any other substance that can give rise to liability under any Environmental Law. The Company has previously made available to Purchaser and Parent or its representatives copies of all of its material environmental reports.

                  SECTION 4.13  Material Adverse Change.

                           (a)      Since June 30, 1997, there has not been any
change, or any development that is reasonably likely to result in a change, in the business, results of operations, assets or condition (financial or otherwise) of the Company or any of its subsidiaries that is materially adverse, or is reasonably expected to be materially adverse, to the Company and its Subsidiaries taken as a whole, except for any change resulting from general economic or financial market conditions. Since June 30, 1997, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practices and there has not been, directly or indirectly:

                   (i) any payment or granting by the Company or any of its Subsidiaries of any increase in compensation to any director or executive officer of the Company or, except in the ordinary course of business and consistent with past practice or as required under employment agreements in effect as of or prior to the date of this Agreement, any employee of the Company or its Subsidiaries;

                  (ii) any granting by the Company or any of its Subsidiaries to any such director, executive officer or employee of any increase in severance or termination pay, except as required under employment, severance or termination agreements or plans in effect as of the date of this Agreement;

                 (iii) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such director or executive officer, or, except in the ordinary course of business consistent with past practice, employee;

                  (iv) any adoption or increase in payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company or any of its Subsidiaries;


                   (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting their assets, liabilities or business, except insofar as may have been required by change in GAAP; or

                  (vi) agreed to do any of the things described in the preceding clauses (i) through (v).

                  SECTION 4.14 Certain Approvals. The Board has taken appropriate action such that, assuming the accuracy of Parent's representation in Section 5.06 of this Agreement, the provisions of Section 203 of the GCL will not apply to any of the transactions contemplated by this Agreement and the Stockholder Agreements.

                  SECTION 4.15 Opinion of Financial Advisor. The Company has received the written opinion of Lazard Freres & Co., LLC ("Lazard Freres") to the effect that the Common Share Offer Price is fair to the holders of the Common Shares from a financial point of view.

                  SECTION 4.16 Rights Agreement. Assuming the accuracy of Parent's representation in Section 5.06 of this Agreement, neither the execution nor the delivery of this Agreement nor commencement of the Offer will result in a "Distribution Date" (as defined in the Rights Agreement). The Company has irrevocably taken all actions necessary to make the Rights inapplicable to (a) the Offer and the Merger effective immediately prior to the acceptance for payment of any Securities by the Purchaser pursuant to the Offer and in accordance with the terms of this Agreement and (b) the Stockholder Agreements and the transactions contemplated thereby, including the Parent's exercise of options to acquire Common Shares and the grant of the irrevocable proxies to the Parent.

                  SECTION 4.17 Brokers. Except for the engagement of Lazard Freres (a copy of whose engagement letter previously has been delivered by the Company to the Parent), none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

                  SECTION 4.18 Taxes. Except to the extent that failures, individually or in the aggregate, would not have a Material Adverse Effect on the Company, (i) the Company has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all respects, (ii) all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid, except for Taxes as set forth on the balance sheet dated as of June 30, 1997 or which have arisen after June 30, 1997 in the ordinary course of the Company's trade or business and (iii) there are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.





                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company as follows:

                  SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under English law and each material subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and each of its material subsidiaries (including the Purchaser) has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, operations or financial condition of Parent or any of its subsidiaries that would be materially adverse to Parent and its subsidiaries taken as a whole.

                  SECTION 5.02 Authority Relative to this Agreement. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and the Purchaser and by Parent as stockholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                  SECTION 5.03  No Conflict; Required Filings and Consents.

                           (a)      None of the execution and delivery of this
Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or the Purchaser, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or the Purchaser, or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser, or any of their respective subsidiaries, is a party or by which any of their respective properties or assets may be bound or affected, except in the case of the foregoing clauses (ii) and (iii) for any such Violations which would not have a Material Adverse Effect on Parent or materially adversely affect the ability of Parent or the Purchaser to consummate the transactions contemplated hereby.

                           (b)      None of the execution and delivery of this
Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) applicable state takeover and environmental statutes, (iv) compliance with the HSR Act and any requirements of any foreign or supranational Antitrust Laws, and
(v) Consents the failure of which to obtain or make would not have a Material Adverse Effect on Parent or materially adversely affect the ability of Parent or the Purchaser to consummate the transactions contemplated hereby.

                  SECTION 5.04 Information. None of the information supplied or to be supplied by Parent and the Purchaser in writing specifically for inclusion in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Proxy Statement or (iv) the Other

Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to Shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.05 Financing. Parent or the Purchaser has available the funds necessary to consummate the Offer and the Merger and the transactions contemplated hereby on a timely basis.

                  SECTION 5.06 Parent Not an Interested Stockholder or an Acquiring Person. As of the date of this Agreement, (a) neither Parent nor any of its affiliates is an "Interested Stockholder" as such term is defined in
Section 203 of the GCL, or an "Acquiring Person" as such term is defined in the Rights Agreement, and (b) neither Parent nor Purchaser beneficially owns any Shares or Warrants.

                  SECTION 5.07 Brokers. None of Parent, Purchaser, or any of their respective subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable.


                                  ARTICLE VI

                                  COVENANTS

                  SECTION 6.01 Conduct of Business of the Company. Except as required by this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact the business organization of the Company and each of its Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the good will of those having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise required by this Agreement or as set forth in Section 6.01 of the Company Disclosure Statement, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of Parent:

                           (a)  adopt any amendment to its charter or by-laws or
comparable organizational documents or the Rights Agreement (except that the Company may, upon notice to the Parent, lower the threshhold in determining who is an "Acquiring Person" thereunder to not less than 10%);

                           (b)  except for issuances of capital stock of the
Company's Subsidiaries to the Company or a wholly-owned Subsidiary of the Company, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of Common Shares (and the related Rights), in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Options or ESPP Options outstanding on the date hereof, pursuant to the exercise of the Warrants or pursuant to the conversion of shares of Series G Stock outstanding on the date hereof, in each case, as contemplated by Section 4.03, or (ii) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof;

                           (c)  declare, set aside or pay any dividend or other
distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any of the Company and any of its wholly owned subsidiaries, except for, in accordance with the terms of the instrument governing the Series G Shares on the date hereof, a semi-annual dividend on the Series G Shares not in excess of $0.80 per Series G Share, including, without limitation, all current and accrued and unpaid dividends on the Series G Shares;

                           (d)  split, combine, subdivide, reclassify or redeem,
purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                           (e)  except for (A) increases in salary, wages and
benefits of non-executive officers or employees of the Company or its Subsidiaries in the ordinary course of business consistent with past practice,
(B) increases in salary, wages and benefits granted to officers and employees of the Company or its subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business consistent with past practice, or (C) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or key employees (whether from the Company or any of its subsidiaries), or (ii) pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or (iii) grant any severance or termination pay to (except pursuant to existing agreements, plans or policies and as required by such agreements, plans or polices), or (iv) enter into any employment or severance agreement with, any director, officer or other key employee of the Company or any of its subsidiaries or (iv) establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees (any of the foregoing being an "Employee Benefit Arrangement"), except in each case to the extent required by applicable law or regulation; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable;

                           (f)      acquire, sell, lease or dispose of any
assets (other than inventory) or securities which are material to the Company and its Subsidiaries, taken as a whole, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company;

                           (g)      (i) incur, assume or pre-pay any long-term
debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit and except for a contemplated $3 million line of credit to be offered by Bank of America with respect to the Company's operations in Brazil, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned subsidiary of the Company (for these purposes including any foreign subsidiary wholly owned by the Company other than a de minimus percentage of shares owned by officers and directors of such subsidiary) and the Company or another wholly owned subsidiary of the Company (for these purposes including any foreign subsidiary wholly owned by the Company other than a de minimus percentage of shares owned by officers and directors of such subsidiary); or

                           (h)      agree in writing or otherwise to take any of
the foregoing actions.

                  SECTION 6.02 Access to Information. From the date hereof until the Effective Time, the Company will, and will cause its Subsidiaries, and each of its and their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, provide Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives (collectively, the "Parent Representatives") reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney client and work product privileges), during normal business hours and upon reasonable notice, to the offices and other facilities and to the books and records of the Company and its Subsidiaries, as will permit Parent and the Purchaser to make inspections of such as either of them may reasonably require (other than environmental testing) and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives to the extent available with such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. Unless otherwise required by law, Parent and the Purchaser will, and will cause the Parent Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, the Purchaser or the Parent Representatives. In the event of termination of this Agreement for any reason, Parent and the Purchaser will, and will cause the Parent Representatives to, return to the Company all copies of written information furnished by the Company or any of the Company Representatives to Parent or the Purchaser or the Parent Representatives and destroy all memoranda, notes and other writings prepared by Parent, the Purchaser or the Parent Representatives based upon or including the information furnished by the Company or any of the Company Representatives to Parent or the Purchaser or the Parent Representatives (and Parent will certify to the Company that such destruction has occurred). In addition, Parent will comply with the terms of the Confidentiality Agreement (as hereinafter defined).

                  SECTION 6.03 Reasonable Best Efforts. Subject to the terms and conditions herein provided and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors (as described in Section 6.08 hereof), and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Annex I and Article VII are satisfied and to consummate and make effective the transactions contemplated by the Offer and this Agreement.

                  In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries, should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                  SECTION 6.04  Consents.

                           (a)      Each of the parties will use its reasonable
best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement.

                           (b)      In furtherance and not in limitation of the
foregoing, Parent shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority ("Antitrust Laws").

                           (c)      Any party hereto shall promptly inform the
others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement.

                  SECTION 6.05 Public Announcements. So long as this Agreement is in effect, Parent, the Purchaser and the Company agree to use reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement.

                  SECTION 6.06  Employee Benefit Arrangements.

                           (a)  Parent agrees that the Company will honor and,
from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all Employee Benefit Arrangements to which the Company or any of its subsidiaries is presently a party; provided, however, that nothing contained in this Section 6.06(a) shall limit or restrict the Surviving Corporation's right on or after the Effective Time to amend, modify or terminate any Employee Benefit Arrangement in accordance with the terms thereof and applicable law.

                           (b)  Parent intends that the Surviving Corporation
would provide, for a period of at least two years from the Effective Time, employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements) cash compensation employee benefit and incentive compensation and similar plans and programs as would provide compensation and benefits which in the aggregate are substantially similar to those provided to such employees as of the date hereof; provided, however, that it is understood that after the Effective Time it is not intended that any party hereto would issue shares of capital stock of any entity pursuant to any such plan or program; any substitute plan or program may be based on criteria other than stock performance.

                  SECTION 6.07  Indemnification.

                           (a)  Parent agrees that all rights to indemnification
now existing in favor of any employee, agent, director or officer of the Company and its subsidiaries as provided in their respective charters or by-laws, in an agreement between any such person and the Company or one of its Subsidiaries, or otherwise in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Parent also agrees to indemnify all directors and officers of the Company ("Indemnified Parties") to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers or directors of the Company or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Parent will pay as incurred such Indemnified Party's reasonable legal and other expenses of counsel selected by the Indemnified Party and reasonably acceptable to Parent (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that Parent shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties. Parent shall be entitled to participate in the defense of any such action or proceeding and counsel selected by the Indemnified Party, shall, to the extent consistent with their professional responsibilities, cooperate with Parent and any counsel designated by Parent. Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.07.

                           (b)  Parent agrees that the Company and, from and
after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the

Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 300% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.07(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                  SECTION 6.08 No Solicitation.

                           (a)  The Company represents and warrants to, and
covenants and agrees with, Parent and Purchaser that neither the Company nor any of its Subsidiaries has any agreement, arrangement or understanding with any potential acquiror that, directly or indirectly, would be violated, or require any payments, by reason of the execution, delivery and/or consummation of this Agreement. The Company shall, and shall cause its Subsidiaries and use its best efforts to cause its and their officers, directors, employees, investment bankers, attorneys and other agents and representatives to, immediately cease any existing discussions or negotiations with any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) other than Parent or Purchaser (a "Third Party") heretofore conducted with respect to any Acquisition Transaction (as hereinafter defined). The Company shall not, and shall cause its Subsidiaries and use its best efforts to cause its and their officers, directors, employees, investment bankers, attorneys and other agents and representatives not to, directly or indirectly, (x) solicit, initiate, continue, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, proposals or offers from any Third Party with respect to, or that could reasonably be expected to lead to, any acquisition or purchase of a material portion of the assets (other than in the ordinary course of business) or business of, or any significant equity interest in (including by way of a tender offer), or any amalgamation, merger, consolidation or business combination with, or any recapitalization or restructuring, or any similar transaction involving, the Company or any of its Subsidiaries (the foregoing being referred to collectively as an "Acquisition Transaction"), or (y) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into, approve or recommend any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Offer and/or the Merger or any other transaction contemplated hereby. Notwithstanding anything to the contrary in the foregoing, the Company may, prior to the purchase of Shares pursuant to the Offer, in response to an unsolicited written proposal with respect to an Acquisition Transaction involving the acquisition of all of the Shares (or all or substantially all of the assets of the Company and its Subsidiaries) from a Third Party (i) furnish or disclose non-public information to such Third Party and (ii) negotiate, explore or otherwise communicate with such Third Party, in each case only if (a) after being advised by (x) its outside counsel with respect to its fiduciary obligations and (y) Lazard Freres with respect to the financial terms of any such proposed Acquisition Transaction, the Board of Directors of the Company determines reasonably and in good faith by a majority vote that taking such action is necessary in the exercise of its fiduciary obligations under applicable law (the proposal with respect to an Acquisition Transaction meeting the requirements of this clause
(a), a "Superior Proposal"), (b) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, the Company receives from such Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to Company than those contained in the Confidentiality Agreement (except that no "standstill provisions" shall be required from any person that at the date hereof has commenced a tender offer for Securities of the Company), but which confidentiality agreement shall not provide for any exclusive right to negotiate with the Company or any payments by the Company and (c) the Company advises Parent of all such non-public information delivered to such Third Party concurrently with such delivery; provided, however, that Company shall not, and shall cause its affiliates not to, enter into a definitive agreement with respect to a Superior Proposal unless (x) the Company concurrently terminates this Agreement in accordance with the terms hereof and pays any Termination Fee required under Section 8.03(b) and agrees to pay any other amounts required under such Section 8.03(b), and (y) such agreement permits the Company to terminate it if it receives a Superior Proposal, such termination and related provisions to be on terms no less favorable to the Company, including as to fees and reimbursement of expenses, as those contained herein.

                           (b)      The Company shall promptly (but in any event
within one day of the Company becoming aware of same) advise Parent of the receipt by the Company, any of its subsidiaries or any of the Company's bankers, attorneys or other agents or representatives of any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 6.08(a). The Company shall promptly (but in any event within one day of the Company becoming aware of same) provide Parent with a copy of any such inquiry or proposal in writing and a written statement with respect to any such inquiries or proposals not in writing, which statement shall include the identity of the parties making such inquiries or proposal and the material terms thereof. The Company shall, from time to time, promptly (but in any event within one day of the Company becoming aware of same) inform Parent of the status and content of and material developments (including the calling of meetings of the Board to take action with respect to such Acquisition Transaction) with respect to any discussions regarding any Acquisition Transaction with a Third Party. For the avoidance of doubt, the Company agrees that it will not enter into any agreement with respect to a Superior Proposal unless and until Parent has been given notice of the identity of the parties making such Superior Proposal, the material terms thereof and material developments referred to in the preceding sentence at least two business days prior to the entering into such agreement.

                  SECTION 6.09 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                  SECTION 6.10 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger and by the Stockholder Agreements of any state takeover law.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger If the Offer Shall Have Been Consummated. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger if the Offer shall have been consummated are subject to the satisfaction or waiver in writing by each party hereto, at or before the Effective Time, of each of the following conditions (the "Second Step Conditions") (and shall not be subject to the One-Step Conditions (as defined herein)):

                           (a)  Shareholder Approval.  The Shareholders shall
have duly approved the transactions contemplated by this Agreement, to the extent required pursuant to the requirements of the Company's certificate of incorporation and applicable law.

                           (b)  Purchase of Securities.  The Purchaser shall
have accepted for payment and paid for Securities pursuant to the Offer in accordance with the terms hereof; provided, that this condition shall be deemed to have been satisfied with respect to Parent and the Purchaser if the Purchaser fails to accept for payment or pay for Securities pursuant to the Offer in violation of the terms of the Offer.

                           (c)  Injunctions; Illegality.  The consummation of
the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger.

                  SECTION 7.02 Conditions to Each Party's Obligation to Effect the Merger If the Offer Shall Not Have Been Consummated. The respective obligations of the parties to consummate the Merger if the Offer shall not have been consummated are subject to the satisfaction, or waiver in writing by the party specified
below, at or before the Effective Time, of each of the following conditions set forth in paragraphs (a), (b) and (c) of this Section 7.02 (the "One-Step Conditions") (and shall not be subject to the Second Step Conditions):

                  (a) Conditions to Each Party's Obligations. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger if the Offer shall not have been consummated are subject to the satisfactions, or waiver in writing by each party hereto, at or before the Effective Time, of each of the following conditions:

                  (i) Shareholder Approval. The Shareholders shall have duly approved the transactions contemplated by this Agreement, pursuant to the requirements of the Company's certificate of incorporation and applicable law.

                  (ii) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger.

                  (iii) Antitrust. The expiration or termination of all applicable waiting periods relating to the Merger under the HSR Act and applicable antitrust laws of Belgium, Ireland, Italy, Germany, Mexico and Sweden, if applicable, shall have occurred.

                           (b) Additional Conditions to Parent and the
Purchaser's Obligation to Effect the Merger if the Offer shall not have been Consummated. The obligation of Parent and Purchaser to effect the Merger prior to consummation of the Offer is also subject to the satisfaction, or waiver in writing by Parent and the Purchaser, at or before the Effective Time of each of the additional conditions set forth in Annex II hereto.

                           (c) Additional Conditions to the Company's
Obligation to Effect the Merger if the Offer shall not have been Consummated. The obligation of the Company to effect the Merger prior to consummation of the Offer is also subject to the satisfaction, or waiver in writing by the Company, at or before the Effective Time of each of the additional conditions set forth in Annex III hereto.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER


                  SECTION 8.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether or not approval thereof by the Shareholders has been obtained:

                           (a)  by the mutual written consent of Parent and the
Company; or

                           (b)  by the Company if the Company is not in material
breach of any of its representations, warranties, covenants or agreements contained in this Agreement and if (i) the Purchaser fails to commence the Offer as provided in Section 1.01 hereof, (ii) the Purchaser shall not have accepted for payment and paid for Securities pursuant to the Offer in accordance with the terms thereof on or before April 30, 1998 or (iii) the Purchaser fails to purchase validly tendered Securities in violation of the terms of the Offer or this Agreement; or

                           (c)  by Parent or the Company if (i) the Offer is
terminated or withdrawn pursuant to its terms without any Securities being purchased thereunder and (ii) the One-Step Conditions shall not have been satisfied; provided, however, that Parent may terminate this Agreement pursuant to this Section 8.01(c) only if Parent's or the Purchaser's termination or withdrawal of the Offer is not in violation of the terms of this Agreement or the Offer; or

                           (d)  by Parent or the Company if any court or other
Governmental Entity shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, decree, injunction, ruling or other action shall have become final and nonappealable; or

                           (e)  by the Company if, prior to the purchase of
Securities pursuant to the Offer in accordance with the terms of this Agreement,
(i) there shall have occurred, on the part of Parent or Purchaser, a material breach of any representation or warranty, covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured within five business days after written notice of such breach is given by the Company to the party committing the breach or (ii) the Company (A) enters into a definitive agreement with respect to a Superior Proposal and (B) pays any Termination Fee and agrees to pay any other amounts required under Section 8.03(b); or

                           (f)  by Parent if, prior to the purchase of
Securities pursuant to the Offer in accordance with the terms of this Agreement,
(i) there shall have occurred, on the part of the Company, a breach of any representation, warranty, covenant or agreement contained in this Agreement which individually, or in the aggregate if not cured would be reasonably likely to have a Material Adverse Effect on the Company and which is not curable or, if curable, is not cured within the later of (x) 5 business days after written notice of such breach is given by Parent to the Company and (y) the satisfaction of all conditions to the Offer not related to such breach or (ii) if the Board of Directors of the Company or committee thereof shall have withdrawn or modified (or shall have resolved to withdraw or modify) in a manner adverse to Parent, its approval or recommendation of this Agreement or any of the transactions contemplated hereby (it being agreed that, for all purposes of this agreement, including Annex I hereto, the public disclosure of the fact that the Company has supplied a third party with information regarding the Company shall not by itself be deemed a withdrawal or modification in a manner adverse to Parent of the Board's approval or recommendation of this Agreement or the transactions contemplated hereby) and the Board of Directors and such committee shall not have fully reinstated such approval or recommendations within two business days or shall have recommended (or resolved to recommend) an Acquisition Transaction (other than the Offer and Merger) to the Shareholders and at least two business days shall have passed since such recommendation (or resolution); or

                           (g)  by Parent if it is not in material breach of its
obligations hereunder or under the Offer and no Securities shall have been purchased pursuant to the Offer on or before April 30, 1998.

                  SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of this Section 8.02, Section 8.03 and the last sentence of Section 6.02, which shall survive any such termination. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement or the Confidentiality Agreement.

                  SECTION 8.03 Fees and Expenses.

                           (a) Whether or not the Merger is consummated,
all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                           (b) In the event this Agreement is terminated
pursuant to Section 8.01(c), 8.01(e)(ii) or 8.01(f), then the Company shall promptly reimburse Parent for the documented fees and expenses of Parent and the Purchaser related to this Agreement, the transactions contemplated hereby and any related financing (subject to a maximum of $1.0 million) and in the event this Agreement is terminated pursuant to 8.01(e)(ii), then the Company shall promptly pay Parent a Termination Fee of $15.0 million by wire transfer of same day funds to an account designated by the Parent as a condition of such termination.

                           (c) In the event that (i) any person shall have

publicly disclosed a proposal regarding an Acquisition Transaction and (ii) following such disclosure, either (x) April 30, 1998 occurs without the Minimum Condition being satisfied or the requisite stockholder approval of the Merger being obtained (other than as a result of a material breach hereof by Parent or the Purchaser that has not been cured within the time period set forth in
Article VIII of this Agreement) or (y) the Company breaches any of its material obligations hereunder and does not cure such breach within the time period set forth in Article VIII of this Agreement or (z) the Agreement is terminated pursuant to Section 8.01(f)(ii), and (iii) not later than six months after any such termination the Company shall have entered into an agreement for an Acquisition Transaction, or an Acquisition Transaction shall have been consummated, then the Company shall promptly, but in no event later than immediately prior to, and as a condition of, entering into such definitive agreement, or, if there is no such definitive agreement then immediately upon consummation of the Acquisition Transaction, pay Parent a Termination Fee of $15.0 million which amount shall be payable by wire transfer of same day funds to an account designated by the Parent.

                           (d) The Company acknowledges that the agreements
contained in Section 8.03(b) and (c) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Purchaser would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.03(b) and (c), and, in order to obtain such payment, Parent or Purchaser commences a suit that results in a judgment against the Company for the fee and expenses set forth in Section 8.03(b) and (c), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit. No termination of this Agreement pursuant to Article VIII or otherwise shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, reasonable attorneys' fees and the right to pursue any remedy at law or in equity.

                  SECTION 8.04 Amendment. Subject to Section 1.03(c), this Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the Shareholders but, after any such approval, no amendment shall be made which decreases the Merger Price or the Warrant Spread Amount or which adversely affects the rights of the Shareholders hereunder without the approval of such Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

                  SECTION 8.05 Extension; Waiver. Subject to Section 1.03(c), at any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations; provided, that, the Minimum Condition may not be waived by the Purchaser, without the consent of the Company, so as to require to be validly tendered and not withdrawn prior to the Expiration Date that number of Common Shares which represents less than 50% of the outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights), it being understood that the other conditions set forth in Annexes I and II may be waived by Purchaser without the consent of the Company. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. For the avoidance of doubt and notwithstanding the foregoing, the agreements set forth in Section 3.02 and Section 6.07 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

                  SECTION 9.02  Entire Agreement; Assignment.

                           (a) This Agreement (including the documents and the
instruments referred to herein) and the letter agreement, by and between Parent and the Company, dated August 29, 1997 (the "Confidentiality Agreement"), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                           (b) Neither this Agreement nor any of the rights,
interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 9.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

                  SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

                  If to Parent or the Purchaser:


                  BTR plc
                  BTR House
                  Carlisle Place
                  London, SW 1P 1BX
                  Attention:  David J. Stevens, Esq.
                                      General Counsel
                  Fax:  011 44 171 821-3806

                  with copies to:

                  BTR Incorporated

                  Stamford Harbor Park
                  333 Ludlow Street
                  Stamford, Connecticut  06902
                  Attention:  Edgar P. DeVylder, Esq.
                              Vice President, General
                              Counsel and Secretary
                  Fax:  203-324-0503

                                    and

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention:  W. Leslie Duffy, Esq.
                  Fax:  212-269-5420

                  If to the Company:

                  Exide Electronics Group, Inc.
                  8609 Six Forks Road
                  Raleigh, North Carolina  27615
                  Attention:  Nicholas J. Costanza, Esq.
                              Vice President, Chief
                              Administrative Officer and
                              General Counsel
                  Fax:  919-870-3079

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  David M. Silk, Esq.
                  Fax:  212-403-2000

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above

(provided that notice of any change of address shall be effective only upon receipt thereof).

                  SECTION 9.05 Governing Law; Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                           (b)  In addition, each of the parties hereto (a)
consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware. Each of Parent and the Purchaser hereby irrevocably designates The Corporation Trust Company in Delaware as its authorized agent, respectively, to accept and acknowledge on its behalf service of any process which may be served in any suit, action or proceeding in Delaware. Each of Parent and the Purchaser hereby irrevocably (i) consents and agrees to process being served in any suit, action or proceeding brought in the federal court located in the State of Delaware or any Delaware state court by serving a copy thereof upon the agent designated in the preceding sentence and (ii) agrees that such service of process shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and be held to be valid personal service upon and personal delivery to Parent and Purchaser, as the case may be.

                  SECTION 9.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

                  SECTION 9.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  SECTION 9.09 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Sections 1.03(c), 2.09 and 6.07, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.10 Certain Definitions. As used in this Agreement:

                           (a)  the term "affiliate", as applied to any person,
shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                           (b)  the term "person" shall include individuals,
corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange
Act); and

                           (c)  the term "subsidiary" or "subsidiaries" means,
with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                           (d)   the term "Tax" means any federal, state, local,
or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code '59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.


                           (e) the term "Tax Return" means any return,
declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  SECTION 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.


                                     BTR PLC


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:



                                     BTR ACQUISITION CORPORATION


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:



                                     EXIDE ELECTRONICS GROUP, INC.


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                                                         Annex I
                            Conditions to the Offer.

                  Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any tendered Securities, unless there are validly tendered and not withdrawn prior to the expiration date for the Offer (the "Expiration Date") that number of Common Shares which represent at least 80% of the outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"). Furthermore, notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any tendered Securities until expiration of all applicable waiting periods under the HSR Act and applicable antitrust statutes in Belgium, Germany, Ireland, Italy, Mexico and Sweden, if applicable, and may, subject to the terms of the Merger Agreement, amend the Offer or postpone the acceptance for payment of tendered Securities if at any time on or after October 16, 1997 and before the expiration of the Offer, any of the following events (each, an "Event") shall occur:

                           (a) any order, preliminary or permanent injunction, decree, judgment or ruling in any suit, action or proceeding is entered that (i) makes illegal or otherwise directly or indirectly restrains or prohibits the acquisition by Parent or Purchaser of any Shares under the Offer or the making or consummation of the Offer or the Merger, the performance by the Company of any of its material obligations under the Merger Agreement or the consummation of any purchase of Shares contemplated by the Merger Agreement or related agreements, (ii) prohibits or limits the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or compels the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Offer or the Merger, (iii) imposes material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any Shares accepted for payment pursuant to the Offer, including, without limitation, the right to vote such Shares on all matters properly presented to the shareholders of the Company or
         (iv) prohibits Parent or any of its subsidiaries from effectively controlling in any material respect the business or operation of the Company and its subsidiaries, taken as a whole; or
                           (b) any Law is enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action is taken by any governmental entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that results, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) or paragraph (a)

         above; or

                           (c) any Material Adverse Effect on the Company (as defined in the Merger Agreement) has occurred; or

                           (d) (i) the Board of Directors of the Company or any committee thereof withdraws or modifies in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger or the Merger Agreement and does not fully reinstate such approval or recommendation within two business days of such withdrawal or modification, or approves or recommends any Acquisition Proposal or
         (ii) the Company enters into any agreement to consummate any Acquisition Proposal or (iii) the One-Step Conditions have been satisfied or waived; or

                           (e) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to Material Adverse Effect (as defined in the Merger Agreement) are not true and correct, or any such representations and warranties that are not so qualified are not true and correct in any respect (when taken together with all other failures of such representations and warranties to be true and correct) that would have a Material Adverse Effect on the Company, in each case at the date of the Merger Agreement or at the scheduled expiration of the Offer (as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date) which have been not been cured within the time period specified in Article VIII of the Merger Agreement; or

                           (f) the Company and the Purchaser and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated, or the Merger Agreement shall have been terminated in accordance with its terms; or

                           (g) the Company shall have breached or failed to perform in any material respect any of its material obligations, covenants or agreements under the Merger

         Agreement; or

                           (h) there shall have occurred, and continued to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Great Britain, (iii) a commencement of a war, armed hostilities or other national or international crisis directly involving the United States or Great Britain (other than an action involving United Nations' personnel or support of United Nations' personnel) or (iv) in the case of any of the foregoing clauses
         (i) through (iii) existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or


                           (i) it shall have been publicly disclosed, or Purchaser shall have otherwise learned after the date of the Merger Agreement that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates.

                  The foregoing conditions are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions and may be waived (except that the Minimum Condition may not be waived or amended without the consent of the Company so as to require to be validly tendered and not withdrawn prior to the Expiration Date that number of Common Shares which represents less than 50% of the outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights)) by Parent or the Purchaser in whole or in part at any time and from time to time in their reasonable discretion. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                  The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.

                                                                        Annex II

         Parent and Purchaser's One-Step Conditions

                           (a) Order; Injunction. There shall not be entered and in effect any order, preliminary or permanent injunction, decree, judgment or ruling in any suit, action or proceeding that (i) prohibits or limits the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or compels the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger, (ii) imposes material limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, the Company's common stock, including, without limitation, the right to vote such common stock on all matters properly presented to the Shareholders of the Company, or (iii) prohibits Parent or any of its subsidiaries from effectively controlling in any material respect the business or operation of the Company and its subsidiaries, taken as a whole.

                           (b) Law. There shall have been no Law enacted, entered, enforced, promulgated or deemed applicable to the Merger, or any other action taken by any governmental entity, other than the application to the Merger of applicable waiting periods under the HSR Act and under applicable antitrust statutes in Belgium, Geramny, Ireland, Italy, Mexico and Sweden, if applicable, that results, directly or indirectly, in any of the consequences referred to in clauses (i) through (iii) of paragraph (a) above, which remains in effect at the Effective Time.

                           (c) Material Adverse Effect.  No Material
         Adverse Effect on the Company (as defined in the Merger Agreement) shall have occurred and be in effect at the Effective Time.

                           (d) Representations and Warranties. None of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to Material Adverse Effect (as defined in the Merger Agreement) shall not be true and correct, and no such representations and warranties that are not so qualified shall not be true and correct in any respect (when taken together with all other failures of such representations and warranties to be true and correct) that would have a Material Adverse Effect on the Company, in each case at the date of the Merger Agreement or as of the Effective Time (as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date) which have been not been cured within the time period specified in Article VIII of the Merger Agreement.

                           (e) Breach of Covenants. The Company shall not be in breach of or failing to perform in any material respect any of its material obligations, covenants or agreements under the Merger Agreement.

                           (f) Economic Conditions. There shall not have occurred, and continued to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Great Britain,
         (iii) a commencement of a war, armed hostilities or other national or international crisis directly involving the United States or Great Britain (other than an action involving United Nations' personnel or support of United Nations' personnel) or (iv) in the case of any of the foregoing clauses (i) through (iii) existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

                                                                    Annex III


                          Company's One-Step Conditions


                           (a) Representations and Warranties. None of the representations and warranties of Parent or the Purchaser set forth in the Merger Agreement that are qualified as to Material Adverse Effect (as defined in the Merger Agreement) shall not be true and correct, and no such representations and warranties that are not so qualified shall not be true and correct in any respect (when taken together with all other failures of such representations and warranties to be true and correct) that would have a Material Adverse Effect on Parent, in each case at the date of the Merger Agreement or as of the Effective Time (as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date).

                           (b) Breach of Covenants. Neither Parent nor the Purchaser shall be in breach of or failing to perform in any material respect any of its respective material obligations, covenants or agreements under the Merger Agreement.